Exhibit 99.1

NEWS RELEASE

SPX REPORTS SECOND QUARTER 2009 RESULTS

Earnings per Share from Continuing Operations of $0.80

Net Cash from Continuing Operations of $61.9 Million

Lowers Earnings Guidance Range to $4.00 to $4.30 per Share

CHARLOTTE, NC — July 29, 2009 — SPX Corporation (NYSE:SPW) today reported results for the second quarter ended June 27, 2009:

•      Revenues decreased 20.7% to $1.19 billion from $1.5 billion in the year-ago quarter.  Organic revenues* declined 14.8%, completed acquisitions increased reported revenues by 0.2%, and the impact of currency fluctuations decreased reported revenues by 6.1%.

•      Segment income and margins were $135.9 million and 11.4%, compared with $205.9 million and 13.7% in the year-ago quarter.

•      Diluted net income per share from continuing operations was $0.80, compared with $1.65 in the year-ago quarter.  The current year quarter included special charges of $23.3 million, or $0.30 per share, related to restructuring actions.

•      Net cash from continuing operations was $61.9 million, compared with $48.5 million in the year-ago quarter. The increase in cash flow was due primarily to improved working capital management, offset partially by lower earnings and increased spend on restructuring.

•      Free cash flow from continuing operations* during the quarter was $32.3 million, compared with $23.1 million in the year-ago quarter.  The increase was due primarily to the items noted above, offset partially by higher capital expenditures in 2009.

“The global economic environment remains challenging. We are seeing some stabilization of short-cycle order rates from Q1 to Q2, but the levels are still depressed. We are also seeing strong quoting activity in our longer-cycle project businesses, but face delays in order placements for certain large projects,” said Chris Kearney, Chairman, President and CEO.

“Given this, we are lowering our earnings guidance range to $4.00 to $4.30 per share from $4.40 to $4.80 per share. Our cash flow guidance range remains at $230 to $270 million,” Kearney said.

“We have a strong working capital focus and intend to maintain our substantial liquidity. Furthermore, we continue to be committed to growing and strategically investing in developing economies such as China, India, Russia and South Africa,” he added.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the second quarter of 2009 were $396.2 million compared to $534.5 million in the second quarter of 2008, a decrease of $138.3 million, or 25.9%.  Organic revenues declined 17.4%, driven primarily by softness in the dehydration, industrial, mining and food and beverage markets, partially offset by growth in the oil and gas market.  The impact of currency fluctuations decreased revenues by 8.5% from the year-ago quarter.

Segment income was $48.5 million, or 12.2% of revenues, in the second quarter of 2009 compared to $69.7 million, or 13.0% of revenues, in the second quarter of 2008.  Segment income and margins declined primarily due to the organic and currency declines noted above.

Test and Measurement

Revenues for the second quarter of 2009 were $207.6 million compared to $320.0 million in the second quarter of

2008, a decrease of $112.4 million, or 35.1%.  Organic revenues declined 29.4% in the quarter, driven primarily by the continued difficulties being experienced by vehicle manufacturers and their dealer service networks.  The impact of currency fluctuations decreased revenues by 6.6% from the year-ago quarter, while acquisitions contributed 0.9% to reported revenues.

Segment income was $13.3 million, or 6.4% of revenues, in the second quarter of 2009 compared to $36.6 million, or 11.4% of revenues, in the second quarter of 2008.  Segment income and margins declined due to the organic and currency related declines noted above. As compared to Q1 2009, segment margins improved 340 basis points as benefits were realized from cost reduction and restructuring initiatives.

Thermal Equipment and Services

Revenues for the second quarter of 2009 were $368.9 million compared to $409.4 million in the second quarter of 2008, a decrease of $40.5 million, or 9.9%.  Organic revenues declined 4.3% in the quarter, driven primarily by project timing. The impact of currency fluctuations decreased reported revenues by 5.6% from the year-ago quarter.

Segment income was $27.5 million, or 7.5% of revenues, in the second quarter of 2009 compared to $45.6 million, or 11.1% of revenues, in the second quarter of 2008.  The decrease in segment income and margins was due primarily to unfavorable product mix as compared to the year-ago quarter.  The decline in revenues attributable to currency fluctuations also contributed to the lower segment income.

Industrial Products and Services

Revenues for the second quarter of 2009 were $220.8 million compared to $241.0 million in the second quarter of 2008, a decrease of $20.2 million, or 8.4%.  Organic revenues declined 7.4% in the quarter, driven primarily by softness in the hydraulic tools and solar crystal grower product lines.  The impact of currency fluctuations decreased revenues by 1.0% from the year-ago quarter.

Segment income was $46.6 million, or 21.1% of revenues, in the second quarter of 2009 compared to $54.0 million, or 22.4% of revenues, in the second quarter of 2008.  The decrease in segment income and margins was driven largely by the organic declines noted above.  In addition, the second quarter of 2009 included a charge of $3.3 million related to a product liability matter.

OTHER ITEMS

Dividend:   On May 29, 2009, the Board of Directors announced a quarterly dividend of $0.25 per common share payable on July 2, 2009, to shareholders of record on June 15, 2009.  The first quarter 2009 dividend of $0.25 per common share was paid on April 2, 2009.

Discontinued Operations:  During the fourth quarter of 2008 and second quarter of 2009, the company committed to plans to divest two distinct product lines which were previously reported in the Industrial Products and Services segment.  These sales are expected to be completed during the next twelve months.

The financial condition, results of operations, cash flows and losses anticipated from the sale of the product lines discussed above have been reported as discontinued operations in the attached condensed consolidated financial statements.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended June 27, 2009 with the Securities and Exchange Commission by August 6, 2009.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation is a Fortune 500 multi-industry manufacturing leader. The company offers highly-specialized engineered solutions to solve critical problems for customers.

SPX is focused on providing solutions that support the expansion of global infrastructure, with particular emphasis on the growing worldwide demand for energy and power. Its innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; custom engineered process equipment that assists a variety of flow processes including food and beverage manufacturing, oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that regulate voltage for electrical transmission and distribution by utility companies.

SPX is headquartered in Charlotte, North Carolina and has employees in over 40 countries worldwide. Visit www.spx.com. (NYSE: SPW)

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2008.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Revenues	$1,193.5	$1,504.9	$2,353.1	$2,849.9

Costs and expenses:
Cost of products sold	845.4	1,043.8	1,673.0	1,985.7
Selling, general and administrative	242.1	290.6	484.1	580.5
Intangible amortization	5.2	6.6	10.4	13.3
Special charges, net	23.3	4.2	35.2	4.9
Operating income	77.5	159.7	150.4	265.5

Other income (expense), net	(1.6)	(4.2)	(13.8)	1.5
Interest expense	(22.8)	(29.3)	(45.8)	(60.4)
Interest income	2.1	1.9	4.2	4.2
Equity earnings in joint ventures	5.5	11.6	16.3	23.2
Income from continuing operations before income taxes	60.7	139.7	111.3	234.0
Income tax provision	(21.6)	(49.4)	(33.9)	(79.4)
Income from continuing operations	39.1	90.3	77.4	154.6

Income (loss) from discontinued operations, net of tax	0.5	4.2	(1.4)	7.7
Income (loss) on disposition of discontinued operations, net of tax	(6.5)	0.1	(18.6)	(3.1)
Income (loss) from discontinued operations	(6.0)	4.3	(20.0)	4.6

Net income	33.1	94.6	57.4	159.2

Less: Net income (loss) attributable to noncontrolling interests	(0.3)	(0.2)	(0.4)	3.0

Net income attributable to SPX Corporation	$33.4	$94.8	$57.8	$156.2

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$39.5	$90.4	$78.3	$152.8
Income (loss) from discontinued operations, net of tax	(6.1)	4.4	(20.5)	3.4
Net income	$33.4	$94.8	$57.8	$156.2

Basic income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.81	$1.68	$1.58	$2.86
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.13)	0.09	(0.41)	0.06
Net income per share attributable to SPX Corporation common shareholders	$0.68	$1.77	$1.17	$2.92

Weighted average number of common shares outstanding - basic	49.021	53.656	49.484	53.407

Diluted income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.80	$1.65	$1.57	$2.81
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.12)	0.08	(0.41)	0.06
Net income per share attributable to SPX Corporation common shareholders	$0.68	$1.73	$1.16	$2.87

Weighted average number of common shares outstanding - diluted	49.424	54.646	49.848	54.395

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	June 27,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and equivalents	$434.5	$475.9
Accounts receivable, net	1,210.2	1,306.0
Inventories	616.6	666.8
Other current assets	106.3	180.6
Deferred income taxes	73.0	101.3
Assets of discontinued operations	61.8	108.2
Total current assets	2,502.4	2,838.8
Property, plant and equipment
Land	36.8	36.3
Buildings and leasehold improvements	226.7	223.5
Machinery and equipment	693.0	677.9
	956.5	937.7
Accumulated depreciation	(448.1)	(437.3)
Net property, plant and equipment	508.4	500.4
Goodwill	1,772.3	1,769.8
Intangibles, net	640.2	646.8
Other assets	386.6	382.3
TOTAL ASSETS	$5,809.9	$6,138.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$476.8	$633.7
Accrued expenses	984.1	1,153.6
Income taxes payable	43.9	24.5
Short-term debt	135.2	112.9
Current maturities of long-term debt	76.0	76.4
Liabilities of discontinued operations	15.1	23.9
Total current liabilities	1,731.1	2,025.0

Long-term debt	1,238.8	1,155.4
Deferred and other income taxes	83.8	124.0
Other long-term liabilities	782.3	788.9
Total long-term liabilities	2,104.9	2,068.3

Equity:
SPX Corporation shareholders’ equity:
Common stock	976.0	972.3
Paid-in capital	1,401.7	1,393.9
Retained earnings	2,273.8	2,240.5
Accumulated other comprehensive loss	(185.0)	(179.9)
Common stock in treasury	(2,523.5)	(2,416.0)
Total SPX Corporation shareholders’ equity	1,943.0	2,010.8
Noncontrolling interests	30.9	34.0
Total equity	1,973.9	2,044.8
TOTAL LIABILITIES AND EQUITY	$5,809.9	$6,138.1

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Six months ended
	June 27, 2009	June 28, 2008
Cash flows from (used in) operating activities:
Net income	$57.4	$159.2
Less: Income (loss) from discontinued operations, net of tax	(20.0)	4.6
Income from continuing operations	77.4	154.6
Adjustments to reconcile income from continuing operations to net cash from operating activities
Special charges, net	35.2	4.9
Gain on sale of product line	(1.4)	—
Deferred and other income taxes	4.4	(10.7)
Depreciation and amortization	51.9	54.7
Pension and other employee benefits	27.7	20.7
Stock-based compensation	15.3	25.7
Other, net	14.1	16.3
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other assets	88.4	(178.0)
Inventories	56.3	(64.9)
Accounts payable, accrued expenses and other	(310.6)	37.3
Cash spending on restructuring actions	(31.8)	(10.4)
Net cash from continuing operations	26.9	50.2
Net cash from (used in) discontinued operations	8.2	(7.3)
Net cash from operating activities	35.1	42.9

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	1.6	—
Decrease in restricted cash	9.9	—
Business acquisitions and investments, net of cash acquired	—	0.4
Capital expenditures	(44.9)	(45.3)
Net cash used in continuing operations	(33.4)	(44.9)
Net cash from (used in) discontinued operations	18.5	(2.9)
Net cash used in investing activities	(14.9)	(47.8)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	272.0	592.0
Repayments under senior credit facilities	(200.8)	(475.8)
Borrowings under trade receivables agreement	112.0	151.0
Repayments under trade receivables agreement	(60.0)	(221.0)
Net repayments under other financing arrangements	(18.3)	(19.7)
Purchases of common stock	(113.2)	—
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.6)	47.5
Purchase of noncontrolling interest in subsidiary	(3.2)	—
Dividends paid	(25.2)	(26.5)
Net cash from (used in) continuing operations	(42.3)	47.5
Net cash from discontinued operations	0.2	—
Net cash from (used in) financing activities	(42.1)	47.5
Change in cash and equivalents due to changes in foreign exchange rates	(19.5)	22.9
Net change in cash and equivalents	(41.4)	65.5
Consolidated cash and equivalents, beginning of period	475.9	354.1
Consolidated cash and equivalents, end of period	$434.5	$419.6

Cash and equivalents of continuing operations	$434.5	$419.6

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Six months ended
	June 27, 2009	June 28, 2008%		June 27, 2009	June 28, 2008%
Flow Technology

Revenues	$396.2	$534.5	-25.9%	$790.2	$1,026.6	-23.0%
Gross profit	136.9	174.8		267.4	321.6
Selling, general and administrative expense	85.6	102.0		163.2	199.1
Intangible amortization expense	2.8	3.1		5.6	6.1
Segment income	$48.5	$69.7	-30.4%	$98.6	$116.4	-15.3%
as a percent of revenues	12.2%	13.0%		12.5%	11.3%

Test and Measurement

Revenues	$207.6	$320.0	-35.1%	$403.6	$590.0	-31.6%
Gross profit	59.1	94.7		112.1	179.2
Selling, general and administrative expense	44.1	56.1		89.6	114.7
Intangible amortization expense	1.7	2.0		3.4	4.0
Segment income	$13.3	$36.6	-63.7%	$19.1	$60.5	-68.4%
as a percent of revenues	6.4%	11.4%		4.7%	10.3%

Thermal Equipment and Services

Revenues	$368.9	$409.4	-9.9%	$711.1	$756.2	-6.0%
Gross profit	79.6	105.4		152.4	195.3
Selling, general and administrative expense	51.5	58.4		102.3	110.4
Intangible amortization expense	0.6	1.4		1.2	2.9
Segment income	$27.5	$45.6	-39.7%	$48.9	$82.0	-40.4%
as a percent of revenues	7.5%	11.1%		6.9%	10.8%

Industrial Products and Services

Revenues	$220.8	$241.0	-8.4%	$448.2	$477.1	-6.1%
Gross profit	75.6	88.5		154.0	172.8
Selling, general and administrative expense	28.9	34.4		58.3	65.4
Intangible amortization expense	0.1	0.1		0.2	0.3
Segment income	$46.6	$54.0	-13.7%	$95.5	$107.1	-10.8%
as a percent of revenues	21.1%	22.4%		21.3%	22.4%

Total segment income	$135.9	$205.9		$262.1	$366.0
Corporate expenses	19.2	24.7		42.5	54.9
Pension and postretirement expense	9.8	7.6		18.7	15.0
Stock-based compensation expense	6.1	9.7		15.3	25.7
Special charges, net	23.3	4.2		35.2	4.9
Consolidated Operating Income	$77.5	$159.7	-51.5%	$150.4	$265.5	-43.4%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE GROWTH RECONCILIATION

(Unaudited)

	Three Months ended June 27, 2009
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology	(25.9)%	—%	(8.5)%	(17.4)%

Test and Measurement	(35.1)%	0.9%	(6.6)%	(29.4)%

Thermal Equipment and Services	(9.9)%	—%	(5.6)%	(4.3)%

Industrial Products and Services	(8.4)%	—%	(1.0)%	(7.4)%

Consolidated	(20.7)%	0.2%	(6.1)%	(14.8)%

	Six months ended June 27, 2009
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology	(23.0)%	—%	(9.2)%	(13.8)%

Test and Measurement	(31.6)%	0.9%	(6.7)%	(25.8)%

Thermal Equipment and Services	(6.0)%	—%	(5.5)%	(0.5)%

Industrial Products and Services	(6.1)%	—%	(1.0)%	(5.1)%

Consolidated	(17.4)%	0.2%	(6.4)%	(11.2)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008

Net cash from continuing operations	$61.9	$48.5	$26.9	$50.2

Capital expenditures - continuing operations	(29.6)	(25.4)	(44.9)	(45.3)

Free cash flow from (used in) continuing operations	$32.3	$23.1	$(18.0)	$4.9

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Six months ended
June 27, 2009

Beginning cash and equivalents	$475.9

Operational cash flow	26.9
Capital expenditures	(44.9)
Decrease in restricted cash	9.9
Proceeds from asset sales and other	1.6
Borrowings under senior credit facilities	272.0
Repayments under senior credit facilities	(200.8)
Net repayments under other financing arrangements	(18.3)
Net borrowing under trade receivable agreement	52.0
Purchases of common stock	(113.2)
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.6)
Purchase of noncontrolling interest in subsidiary	(3.2)
Dividends paid	(25.2)
Cash from discontinued operations	26.9
Change in cash due to changes in foreign exchange rates	(19.5)

Ending cash and equivalents	$434.5

	Debt at				Debt at
	12/31/2008	Borrowings	Repayments	Other	6/27/2009

Term loan	$675.0	$—	$(18.8)	$—	$656.2
Domestic revolving loan facility	65.0	272.0	(182.0)	—	155.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	—	112.0	(60.0)	—	52.0
Other indebtedness	55.2	—	(18.3)	0.4	37.3

Totals	$1,344.7	$384.0	$(279.1)	$0.4	$1,450.0

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	2009E Guidance Range

Net cash from continuing operations	$330.0	$360.0

Capital expenditures	(100.0)	(90.0)

Free cash flow from continuing operations	$230.0	$270.0